PROXY                                Old Berliner, Inc.                                PROXY

Special Meeting of Stockholders

____________, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Special Meeting and Proxy Statement of Old Berliner, Inc., hereby appoints Rich B. Berliner and Nicholas Day, or either one of them acting singly, with full power of substitution in each of them, the proxy or proxies of the undersigned to attend the Special Meeting of Stockholders of Old Berliner, Inc. to be held on _______________, 2009, and any postponement or adjournment thereof, and to vote all shares of Old Berliner, Inc. common stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any postponement or adjournment thereof.

Please mark your choice like this ☒ in blue or black ink. The Board of Directors recommends that you vote For proposal 1.

1.
Approval and Adoption of the Agreement and Plan of Reorganization between Old Berliner, Inc. and Berliner Communications, Inc. and all of the transactions contemplated thereby, including the dissolution of Old Berliner, Inc.

FOR ☐                                        AGAINST ☐                                           ABSTAIN ☐

2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

(Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If stockholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title.)

Date:_______________________, 2009

Signature(s):	Print Name(s):

I plan to attend the meeting:
Yes ☐ No ☐

This proxy will be voted FOR proposal 1 unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.